                                  EXHIBIT 21.1

                            SUBSIDIARIES OF COMPANY

      NAME OF SUBSIDIARY                        STATE OF INCORPORATION
      ------------------                        ----------------------
1.    Americana Memorabilia, Inc.               New Jersey

2.    Classic Games, Inc.                       Delaware

3.    Classic Marketing, Inc.                   New Jersey

4.    SB Acquisition Corp.                      New Jersey

5.    The Score Board Holding Corporation       Delaware




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